AGREEMENT


     This agreement has been signed on June 09, 1997 between the Institute of Physics in Riga, Latvia, hereafter referred as "IPH" and Solmecs (Israel) Ltd., hereafter referred as "SOLMECS"

whereas the IPH has developed during a number of years a know-how related to Magnesium, hereafter referred as "Mg" MHD Pumps;

and whereas SOLMECS is developing a Mg pumping system for the Mg R&D division of the Dead Sea Works Ltd., hereafter referred as "DSW";

     Therefore it is hereby agreed, undertaken and declared by the parties hereto as follows.

     1. IPH will design, construct and supply a conductive MHD Mg pump according to the attached parameters and conditions presented in Appendix A and Appendix B accordingly.

     2. SOLMECS will pay to IPH for the work described in parag.(1) a sum of 15,000 US $(fifteen thousand) F.O.B. Riga according to the term of payment described in Appendix B.

     3. The pump will be shipped to Israel in (within) five months following the signing on this agreement.

     4. For the first operation of the pump, including assembling to the whole Mg pumping system in the DSW R&D plant, an IPH expert representative will be sent to Israel. His travel and accommodation expenses will be covered by SOLMECS.

     5. The parties agree that all future commercial and R&D activities with DSW regarding MHD Technology will be coordinated by SOLMECS and elaborated both by SOLMECS and IPH.

     6. Both partners agree to treat as confidential all information, know-how, documents and material samples, which are subject of the contract. The partners shall disclose such information and documents only to those of their own staff members who need to know the said information and documents. Any disclosure of information or documents to third party except of "DSW', requires a written agreement in advance.


     For the Institute of Physics               For Solmecs (Israel) Ltd.

     /s/ OLGERTS LICLAUSIS                      /s/  SHAUL LESIN
     ----------------------------               ------------------------------
     Olgerts Liclausis                          Shaul Lesin
     Director                                   General Manager

                                   Appendix A



                       Conductive Mg MIID Pump Parameters



            o   Nominal Flow            -   1 Kg/scc
            o   Nominal Head            -   0.7 / 0.8 meter
            o   Operational Voltage     -   6 / 12 Volt
            o   Operational Current     -   2000 / 3000 Amp.
            o   Construction material   -   Stainless steel with very low Nickel
                                            content (less than 0.25%) for those
                                            in direct contact with Mg.
            o   Pump dimensions             According to the schema




[GRAPHIC]
                                                   D-l50 mm max
                                                   A-150 mm
                                                   H--550 mm
                                                   F--800 mm
                                                   D--3/4 in. or 1/2 in.
                                                   L--50 / 80 mm
                                                      (Should be movable
                                                       between the range)

                        Appendix B - Agreement Conditions


Terms of payment

          The totals amount of 15,000 US $ will be paid as follows:

     o 25% (3750 US $) as advance payment, a week following the signing on this agreement.

     o 15% (2250 US $) 15 days following the submission by IPH and approval by Solmecs of a report with calculations and design drawings.

     o 20% (3000 US $) 15 days following the submission by IPH and approval by Solmecs of a report on completion of pump productions,

     o    20% (3000 US $) 15 days following the pumps arrival to Israel.

     o 20% (3000 US $) 15 days following first operation in the plant and approval by DSW.

          Each payment is subject to receiving of an invoice.


Delay clause

     In case of delay in the pump shipping to Israel by IPH, a penalty of 2% (300 US $) per week of the total amount (15000 US $), will be paid by IPH to Solmecs, for every week following the agreed five month period.


Warranty

     A one-year warranty, starting from first operation (by the IPH representative) will be given for perfect junction under the specified parameters and proper quality of the design and of all pump materials.


Spare parts

     One or two sets of spare parts will be supplied with the pump.